UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2013 (July 18, 2013)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2013, Business Development Corporation of America (the “Company”), through a wholly-owned subsidiary, 405 TRS I, LLC (“TRS Sub”), amended and restated its total return swap agreement (the “Fourth Amended Agreement”) with Citibank, N.A. (“Citi”). The Fourth Amended Agreement increases the maximum aggregate market value of the portfolio of loans that TRS Sub may select from $200.0 million to $275.0 million. The Fourth Amended Agreement did not change any of the other terms of the total return swap. The terms of the total return swap agreement are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 13, 2012 and the total return swap agreement and its accompanying documents were filed as Exhibits 10.13 and 10.14 to the Company’s Current Report on Form 8-K with the SEC on August 7, 2012. The description of the total return swap agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the total return swap agreement, which is incorporated herein by reference. The Fourth Amended Agreement will be filed with the SEC as an exhibit to the Company's quarterly report on Form 10-Q for the three months ended June 30, 2013.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 19, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: July 19, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors